                             [GRAPHIC REMOVED HERE]



                                            Peter LaMontagne
ManTech International Corporation           Corporate Vice President
12015 Lee Jackson Highway                   703/218-8200
Fairfax, VA 22033-3300                      703/218-8296 (fax)
www.mantech.com                             Corporatecommunications@mantech.com


   FOR IMMEDIATE RELEASE - REVISED In Accordance with the Form 8-K filed with the SEC on May 16, 2002

                   ManTech Reports 2002 First Quarter Results

                  - Income From Continuing Operations up 14.1%

FAIRFAX, Virginia, May 7, 2002 - ManTech International Corporation (Nasdaq:
MANT) today announced its operating results for the first quarter ended March 31, 2002. Revenue for the first quarter was $108.1 million compared with $105.1 million for the first quarter of 2001. Income from continuing operations was $4.6 million compared with $4.0 million for 2001, an increase of 14.1%. Net income for the first quarter 2002 increased to $4.6 million from $1.6 million for the same period last year.

After adjusting first quarter 2001 interest income increases, interest expense reductions (net of tax), and shares outstanding for the company's IPO as if it occurred on February 12th 2001 for pro forma comparison with the current period, first quarter fully diluted earnings per share from continuing operations increased from $0.19 in 2001 to $0.20 in 2002, exceeding the earnings estimate range of $0.16 - $0.18 published by the analysts. Fully diluted earnings per share under GAAP for the first quarter ending March 31, 2002 were $0.20 compared to $0.09 for the first quarter of 2001.

Commenting on the results, ManTech International Corporation Chairman of the Board, CEO and President, George J. Pedersen stated, "2002 is off to a very positive start with increased earnings and excellent prospects for the balance of the year." Pedersen noted that the Department of Defense and the intelligence community budget increases and spending trends are expected to fuel continued growth for ManTech in 2002 and well into 2003.

Key Performance Metrics: At March 31, 2002, the company's backlog was $935.3 million, of which $230.5 million was funded. On the same date in 2001, the company's backlog was $776.2 million of which $212.2 million was funded. In addition, the company's GSA schedule contract value on March 31, 2002 was $860.6 million, up from $229.0 million on the same date in 2001, an increase of 275.8%. This represents a total March 31, 2002 backlog, combined with GSA schedule contract value, of $1,795.9 million, an increase over 2001 of $ 790.7 million or 78.7%. The company determines its GSA schedule contract value by multiplying the average monthly amount of funded work that it has been awarded under each of its GSA schedule contracts over the past 12 months, by the number of months remaining in the term of those contracts, including existing options, except that it does not take into account remaining contract terms of more than 72 months.

ManTech Reports 2002 First Quarter Results
May 7, 2002
Page 2

For the quarter ended March 31, 2002, ManTech derived 96.6% of its revenue from Federal Government contracts on which it served as either prime or subcontractor. For the same period in 2001, ManTech derived 95.1% of its revenue from Federal Government contracts.

Revenue from the Department of Defense and the intelligence community accounted for approximately 86.0% of revenue for the first quarter ending March 31, 2002, up from 83.0% for the same period in 2001. Increases were largely a result of expanded business with the State Department and the Army's Communications and Electronics Command, providing secure systems and information technology solutions.

Revenue from secure systems and infrastructure solutions accounted for approximately 52.0% of revenue in the first quarter compared with 46.0% in 2001. Information technology solutions represented approximately 21.3% of revenue for the quarter, compared with 19.3% for the same period in 2001. Systems engineering accounted for approximately 26.7% of first quarter revenue, compared with 34.7% in 2001.

ManTech derived approximately 39.9% of its revenues for the quarter ended March 31, 2002 from work under GSA schedule contracts, compared with approximately 28.9% for 2001.

Commenting on the results, ManTech Executive Vice President and CFO, John A. Moore, Jr. said, "Our strategy calls for expansion in the core high-growth areas of secure systems and IT solutions, as well as increased use of GSA schedule contracts. Our results in the first quarter demonstrate well our progress in these areas."

Discontinued Operations: ManTech's discontinued operations include three foreign and two domestic commercial businesses. As of April 30, 2002, the negotiations for the sale of the U.S.-based environmental consulting business, the China-based consulting business and the U.S.-based application hosting business have concluded, with no significant surplus or detriment, compared to projected losses, expected for the disposition of those three business lines. The remaining two dispositions are the United Kingdom-based bank remittance processing business and the Australia-based software solutions consulting business. For the UK-based operation, a potential buyer is carrying out due diligence, and the company expects to complete a transaction before June 30, 2002. For the Australian operation, ManTech expects to complete a transaction during the third quarter of 2002, a delay from the original guidance due to a deteriorating market for the sale of commercial technology businesses in Australia. Although the company has adjusted the estimated closing date, no additional charges are anticipated to discontinued operations at this time.

ManTech Reports 2002 First Quarter Results
May 7, 2002
Page 3


First Quarter Operational Highlights:

      - ManTech successfully closed its Initial Public Offering on February 12, 2002. Net proceeds to the Company were approximately $110.0 million, after deducting the estimated expenses related to the offering and the portion of the underwriting discount payable by the Company. Proceeds from the offering were used to repay subordinated debt of $8.0 million, the balance of the term loan of $5.9 million and $17.7 million of the revolving credit facility, plus accrued interest. The balance of the net proceeds of the offering (together with cash on hand, additional borrowings and capital stock) will be used to fund all or a portion of the costs of any acquisitions of complementary businesses and for general corporate purposes. ManTech's shares are traded on the Nasdaq National Market under the symbol "MANT."

      - As of March 1, 2002, ManTech fully staffed and began operations supporting its contract with the U.S. Army Communications-Electronics Command (CECOM) at Fort Huachuca, Arizona, providing information systems support throughout the 5th Signal Command, which includes Germany, Italy, Belgium, the United Kingdom and the Balkans. The contract has an estimated value of $163 million over a base year and four one-year options for a total of five years continuing through September 30, 2006. ManTech added over three hundred new staff for this effort, and we anticipate growth on this important contract.

      - National Aeronautics and Space Administration (NASA) Goddard Space Flight Center (GSFC) in Greenbelt, Maryland awarded ManTech Systems Engineering Corporation a contract to provide environmental test and integration support services. The contract has an estimated value of $82.3 million over a two-year base period with one three-year option period for a total of five years continuing through March 31, 2007. ManTech was the incumbent on the contract, having provided support to NASA Goddard for over 20 years. As part of this contract, ManTech provided key support to the successful Hubble Space Telescope servicing mission that was carried out in early March 2002.

      - The Immigration and Naturalization Service (INS) awarded ManTech a Blanket Purchase Agreement (BPA) with an estimated value of $19.2 million covering a one-year base period and four one-year options. ManTech was one of two companies awarded the BPA. Under the contract, ManTech will provide strategic planning consultation, administrative services, acquisition support, information management, and organizational and management strategy development at the INS headquarters in Washington, DC and at various field locations. These efforts will help the Immigration Services Division of the INS achieve its core mission of managing immigration operations.

ManTech Reports 2002 First Quarter Results
May 7, 2002
Page 4

First Quarter Operational Highlights (Cont'd.):

      -    ManTech expanded its Board of Directors and Advisory Board.
           Richard J. Kerr, former Deputy Director of Central Intelligence, and Walter R. Fatzinger, President and Chief Executive Officer of ASB Capital Management, Inc., joined the Board of Directors. Joseph
           H. Rothenberg, former NASA Associate Administrator for Space Flight, and Mary K. Bush, President of Bush International, Inc. were appointed to ManTech International Corporation's Advisory Board. With Mr. Kerr's move to the Board of Directors, long time Advisory Board member, and former Vice Chairman of the Joint Chiefs of Staff, Admiral David Jeremiah, USN (Ret.), was named Chairman of the ManTech International Corporation Advisory Board.

      - ManTech's Test Systems division was successfully evaluated as a Software-CMM Level 3 software engineering organization by an independent team of SEI-authorized Software Capability Evaluators from Abridge Technology. The Software Capability Maturity Model
           (CMM) was developed by Carnegie Mellon's Software Engineering Institute (SEI) to help organizations improve their software engineering capabilities by advancing the state of practice of software engineering.



Company Guidance:

ManTech affirmed its fiscal year 2002 earnings guidance from last quarter and announced its second quarter projections as described in the table below. The projected results do not include the effects on operations or shares outstanding from any possible acquisitions:



-------------------------------------------------------------------------------
                                           Q2 FY 2002              FY 2002
-------------------------------------------------------------------------------
Revenue                                 $114M - $115M         $469M - $470M
-------------------------------------------------------------------------------
Income from
  Continuing Operations                 $4.7M - $4.8 M        $19.6M - $19.8M
-------------------------------------------------------------------------------
Diluted earnings per share
  From Continuing Operations            $0.18                 $0.76 - $0.77
-------------------------------------------------------------------------------
Weighted Average
  Shares Outstanding                     26.573 million        25.699 million
-------------------------------------------------------------------------------



                         Summary Financial Tables Follow

                        MANTECH INTERNATIONAL CORPORATION
                           Summary - Financial Tables
                 (Dollars in Thousands except per share amounts)



                                                                 Quarter Ended March 31,
                                                                 -----------------------

                                                               2002                   2001
                                                               ----                   ----


REVENUES $                                                    108,134             $   105,081
COST OF SERVICES                                               88,610                  86,433
                                                          -----------             -----------
     GROSS PROFIT                                              19,524                  18,648
                                                          -----------             -----------
     ROS%                                                        18.1%                  17.7%

COST AND EXPENSES                                              11,921                  11,262
                                                          -----------              ----------

INCOME FROM OPERATIONS                                          7,603                   7,386
     ROS%                                                         7.0%                    7.0%

Interest expense                                                  217                     807
Other income                                                     (297)                   (443)
                                                          -----------             -----------

INCOME BEFORE PROVISION FOR INCOME

     TAXES AND MINORITY INTEREST                                7,683                   7,022
Provision for income taxes                                     (3,108)                 (3,006)
Minority interest                                                  (2)                     (7)
                                                          -----------             -----------
INCOME FROM CONTINUING OPERATIONS                               4,573                   4,009
Loss from discontinued operations - net                             -                  (2,361)
                                                          -----------             -----------

NET INCOME                                                $     4,573             $     1,648
                                                          ===========             ===========
     ROS%                                                         4.2%                    1.6%

BASIC EARNINGS (LOSS) PER SHARE:

     Income from continuing operations                    $      0.20             $      0.22
     Loss from discontinued operations                              -                   (0.13)
                                                          -----------             -----------
                                                          $      0.20             $      0.09
                                                          -----------             -----------

Weighted average shares outstanding                        22,700,345              18,558,589
                                                          ===========             ===========

DILUTED EARNINGS (LOSS) PER SHARE:

     Income from continuing operations                    $      0.20             $      0.22
     Loss from discontinued operations                              -                   (0.13)
                                                          ----------              -----------
                                                          $      0.20             $      0.09
                                                          ----------              -----------

Weighted average shares outstanding                        22,933,015              18,718,210
                                                          ===========             ===========

PROFORMA EARNINGS from continuing operations*             $     4,573             $     4,394
                                                          ===========             ===========
PROFORMA DILUTED EARNINGS PER SHARE
     from continuing operations*                          $      0.20             $      0.19
                                                          ===========             ===========



* 1st quarter 2001 was adjusted to reflect IPO closing on February 12th of this quarter for comparability. Q1 2001 earnings were adjusted for net of tax interest expense reductions and interest income increases. Q1 2002 earnings were not adjusted. Weighted average shares of 22,933,015 were used for both periods.

                        MANTECH INTERNATIONAL CORPORATION
                           Summary - Financial Tables
                 (Dollars in Thousands except per share amounts)


                                                                          Quarter Ended March 31,
                                                                          -----------------------

                                                                        2002                   2001
                                                                        ----                   ----

Depreciation & Amortization (in thousands)                               877                  1,315
Earnings Before Interest, Taxes, Depreciation
     and Amortization (in thousands)                                   8,480                  8,701
     ROS%                                                                7.8%                   8.3%


Condensed Balance Sheet
(in thousands):

                                                                      March 31,            December 31,
                                                                        2002                   2001
                                                                        ----                   ----
                                                                     Unaudited

Current Assets                                                       207,598                147,883
Current Liabilities                                                   65,076                 80,261
Working Capital                                                      142,522                 67,622
Total Debt                                                            26,104                 70,343
Stockholders' Equity                                                 139,024                 22,557
Total Assets                                                         246,700                186,242



Revenue from Continuing Operations by Customer Type:

                                                                          Quarter Ended March 31,
                                                                          -----------------------

                                                                        2002                   2001
                                                                        ----                   ----

DoD/Intelligence Agencies                                               85.8%                  83.4%
Federal Civilian Agencies                                               10.8%                  11.7%
Commercial/State & Local                                                 3.4%                   4.9%
                                                                      ------                 ------
Total                                                                  100.0%                 100.0%
                                                                      ======                 ======

ManTech Reports 2002 First Quarter Results
May 7, 2002
Page 7

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 28 countries worldwide. Additional information can be found at www.mantech.com or by calling 703-218-8200.

Statements made in this press release which do not address historical facts could be interpreted to be forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to the following: failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to the company's businesses and other risk factors discussed in the company's Registration Statement on Form S-1, filed with the SEC on February 7, 2002. The statements in this press release are made as of May 7, 2002, and the Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

                                       ###

MIC-02-11 Revised